Exhibit 10.4
AVANADE INC.
LONG-TERM INCENTIVE PLAN
AVANADE VALUATION UNIT AGREEMENT
     Subject to the terms and conditions of the Avanade Inc. Long-Term Incentive Plan (the “Plan”), Avanade Inc. (the “Company”) hereby grants to you the number of Avanade Valuation Units (each, a “Unit” and collectively, the “Units”) as set forth in your Avanade Valuation Unit Grant Notice (“Grant Notice”), each with (this “AVU Agreement”) a Base Value and Grant Date as indicated in your Grant Notice. Capitalized terms not expressly defined in this Avanade Valuation Unit Agreement but defined in the Plan shall have the meanings ascribed such terms in the Plan.
     The details of the Units are as follows:
     1. Vesting. Subject to the limitations contained herein, the Units shall vest as provided in your Grant Notice and the Plan, provided that vesting will cease upon the termination of your employment with the Company and the Subsidiaries for any reason (your “Termination Date”) and any unvested Units will terminate immediately upon your Termination Date, except as otherwise provided in the Plan.
     2. Adjustment to Units and Base Value. The number of Units and the Base Value per Unit referenced in your Grant Notice may be adjusted from time to time for stock splits and other capital adjustments, as provided in the Plan.
     3. Time and Amount of Payment. Upon the applicable Vesting Date with respect to a portion of the Units, your aggregate Payment Amount will be determined as provided in the Plan. The aggregate Payment Amount is the amount (not less than zero) equal to the difference between the Fair Market Value of a Share on such Vesting Date and the Base Value, multiplied by the number of Units that become vested on the applicable Vesting Date (as may be adjusted pursuant to the terms of the Plan and subject to the Payment Cap). The aggregate Payment Amount (if any) will be paid to you in cash on the Payment Date. The Payment Date will be the date determined by the Plan Administrator and will be a date no earlier than the Vesting Date and no later than March 15 of the calendar year following the year in which the Vesting Date occurs. There will be only one Payment Date for Avanade Valuation Units that vest within the same calendar year. Such Payment date will follow the Company’s determination of Operating Income for the applicable fiscal year.
     4. Withholding Taxes. As a condition to the settlement of the Units, you must make such arrangements as the Company may require for the satisfaction of any tax obligations that may arise in connection with such settlement. The Company has the right to deduct or withhold from any Payment Amount, or require you to remit to the Company, such amount as the Company deems necessary or desirable to satisfy all tax obligations arising as a result of the settlement of the Units.
     5. Nontransferability. You may not sell, give, transfer, assign, pledge or otherwise hypothecate the Units. Any payments due to you which have not been completed upon your death shall be made to your estate.
     6. Not an Employment Contract. The award of Units reflected in the Grant Notice and this AVU Agreement is not an employment or service contract, and shall not be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or a Subsidiary, or of the Company or a Subsidiary to continue your employment, nor shall it interfere with the ability of the Company or a Subsidiary to terminate your employment relationship at any time with or without cause.
     7. Determination Final. Any determination or action made or taken by the Plan Administrator, including, but not limited to, cancellation of any portion of the Units or reduction of a Payment Amount as set forth in Section 4 of the Plan, shall be final and binding.
     8. Subordination. Any claim that may exist with respect to the Avanade Valuation Units evidenced by the Grant Notice and this AVU Agreement is hereby expressly subordinated in right of payment to prior payment in full of any Company obligations to creditors pursuant to any letter of credit, credit facility, or other debt for borrowed money now outstanding or hereafter incurred.
     9. Binding Effect. This AVU Agreement will inure to the benefit of the successors and assigns of the Company and be binding upon you and your heirs, executors, administrators, successors, and assigns.
     10. Limitation on Rights; No Entitlement; No Right to Future Grants; Extraordinary Item of Compensation. By entering into this AVU Agreement and accepting the grant of the Units evidenced hereby, you acknowledge: (a) that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time, with or without notice; (b) that the grant of the Units is a one-time benefit which does not create any contractual or other right to receive future grants of awards, or benefits in lieu of awards; (c) that all determinations with respect to any such future grants, including, but not limited to, the times when awards will be granted, the number of Units to be granted, the Base Value, and the time or times when a Unit or Units will vest and be paid, will be at the sole discretion of the Plan Administrator; (d) that your participation in the Plan is voluntary; (e) that the value of the Units is an extraordinary item of compensation which is outside the scope of your employment contract, if any; (f) that the Units are not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension, or retirement benefits or similar payments; (g) that the vesting of the Units ceases upon your Termination Date except as may otherwise be explicitly provided in the Plan or this AVU Agreement or otherwise permitted by the Plan Administrator or required by applicable law; (h) that the future value of the Units as determined in the manner set forth in the Plan is unknown and cannot be predicted with certainty; [and] (i) that if the Shares do not increase in value, the Units will have no value[; and (j) that the Units have been granted to you as an Employee of a Subsidiary and can in no event be understood or interpreted to mean that the Company is your employer or that you have an employment relationship with the Company].
     11. Employee Data Privacy. As a condition of the grant of the Units, you consent to the collection, use, and transfer of personal data as described in this paragraph. You understand that the Company and its Subsidiaries hold certain personal information about you for the purpose of managing and administering the Plan (“Data”) including: your name, home address and telephone number, date of birth, social security number/social insurance number or identification number, salary, job title, and details of all Units awarded, canceled, settled, vested, unvested, or outstanding in your favor. You further understand that the Company and its Subsidiaries will transfer Data among themselves as necessary for the purpose of implementation, administration, and management of your participation in the Plan, and that the Company and its Subsidiaries may each further transfer Data to any third parties assisting the Company in the implementation, administration, and management of the Plan. You understand that these recipients may be located in your country or region, or elsewhere, such as the United States. You authorize these third parties to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of implementing, administering, and managing the Plan, including your participation thereunder. You understand that you may, at any time, view Data, require any necessary amendments to it, or withdraw the consents herein in writing by contacting your local human resources representative. Withdrawal of consent may, however, affect your ability to receive settlement from the Units.
     12. Notices. All notices or other communications hereunder shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or by nationally recognized overnight carrier, or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to the Company in care of its General Counsel at:
Avanade Inc.
2211 Elliiott Avenue, Suite 200
Seattle, Washington 98121
Telecopy: (206) 239-5686
Attn: General Counsel

(or, if different, the then-current principal business address of the duly appointed General Counsel for the Company) and to the Participant at the address appearing in the personnel records of the Company for the Participant or to the Company email address for such Participant if Participant is an Employee. Notwithstanding the foregoing, notices or communications to the Company or a Participant shall be sent as provided herein to such other address as either Company or a Participant may hereafter designate in writing to the other.

AVANADE INC.	[EMPLOYEE]

By:

Its:		Signature

Date:

Attachments:
1. Avanade Valuation Unit Agreement	Address:

2. Long-Term Incentive Plan

Taxpayer ID: